EXHIBIT (h)



                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made and entered into this 1st day of July, 2004 by and between Mount Yale Opportunity Fund, LLC (the "Company") and Alpha Brokerage Partners, LLC, (the "Distributor").

                              W I T N E S S E T H:

         1. Distribution Services. The Company hereby engages the Distributor, and the Distributor hereby agrees to act, as principal underwriter for the Company in the sale and distribution, on a private basis, of the Company's limited liability company interests (the "Interests"), either through dealers or otherwise. The Distributor agrees to offer such Interests for sale at all times when such Interests are available for sale and may lawfully be offered for sale and sold.

         2. Sale of Company Interests. Such Interests are to be sold only on the following terms:

                  (a) All subscriptions, offers or sales shall be subject to acceptance or rejection by the Company. Any offer or sale shall be conclusively presumed to have been accepted by the Company if the Company shall fail to notify the Distributor of the rejection of such offer or sale prior to the computation of the net asset value of the interests next following receipt by the Company of notice of such offer and sale.

                  (b) No Interest shall be sold by the Company for any consideration other than cash or for any amount less than the net asset value of such Interest, computed as provided in the currently effective Private Placement Memorandum of the Company (the "Net Asset Value"). All Interests sold by the Distributor shall be sold at their offering price, as hereinafter defined, provided that the Distributor may allow, or sell at, a discount from said public offering price to broker-dealers that have entered into sales agreements with the Distributor, which discount shall be no greater than the applicable sales load or charge.

                  (c) The offering price of the Interests shall be the Net Asset Value thereof next determined following receipt of an order by the Distributor plus any applicable sales load or charge. The sales load or charge may be an initial charge of a percentage of the public offering price, as set forth in Company's current Private Placement Memorandum and specifically approved by the Board of Managers of the Company.

                  (d) Any applicable sales loads or charges may, at the discretion of the Company and the Distributor, be reduced or eliminated as permitted by the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder, as they may be amended from time to time, provided that such reduction or elimination shall be set forth in the currently effective Private Placement Memorandum for the Company, and provided that the Company shall in no event receive for any Interests sold an amount less than the Net Asset Value thereof.

         3. Registration Exemptions. The Company agrees to make prompt and reasonable efforts to effect and keep in effect, at its own expense, the registration or qualification or the exemption from registration or qualification of its Interests for sale in such jurisdictions as the Company may designate.

         4. Information to be Furnished to Distributor. The Company agrees that it will furnish the Distributor with such information with respect to the affairs and accounts of the Company as the Distributor may from time to time reasonably require, and further agrees that the Distributor, at all reasonable times, shall be permitted to inspect the books and records of the Company.


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         5. Allocation of Expenses. During the period of this Agreement, the
Company shall pay or cause to be paid all expenses, costs and fees incurred by the Company which are not assumed by the Distributor or Mount Yale Asset Management, LLC (the "Adviser"). The Distributor shall pay all costs of distributing the Interests, including, but not limited to, (a) compensation paid to broker-dealers, including the Distributor and its registered representatives, for their sales of Interests; (b) compensation paid to broker-dealers for providing administrative services with respect to the Company's investors; and
(c) other advertising and promotional expenses in connection with the distribution of Interests; provided that the Adviser, rather than the Distributor, may bear the expenses referred to in this sentence, but the Distributor shall be primarily liable for such expenses until paid.

         6. Compensation to Distributor. As compensation for all of its services provided and its costs assumed under this Agreement, the Distributor shall receive such front-end sales charges and quarterly service fees as described in the Company's current Private Placement Memorandum, as amended and supplemented from time to time.

         7. Limitation of Distributor's Authority. The Distributor shall be deemed to be an authorized independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Company.

         8. Subscription for Interests; Refund for Canceled Orders. The Distributor shall subscribe for the Interests of the Company only for the purpose of covering purchase orders already received by it or for the purpose of investment for its own account. In the event that an order for the purchase of Interests is placed with the Distributor by a customer or dealer and subsequently canceled, the Distributor shall forthwith cancel the subscription for such Interests entered on the books of the Company and, if the Distributor has paid the Company for such Interests, shall be entitled to receive from the Company in refund of such payment the lesser of:

                  (a) the consideration received by the Company for said Interests; or

                  (b) the Net Asset Value of such Interests at the time of cancellation by the Distributor.

         9. Freedom to Deal with Third Parties. The Distributor shall be free to render to others services of a nature either similar to or different from those rendered under this Agreement, except such as may impair its performance of the services and duties to be rendered by it hereunder.

         10. Effective Date. This Agreement shall become effective upon the initial effective date of the Company's Registration Statement on Form N-2.

         11. Duration. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect from year to year but only so long as such continuance is specifically approved at least annually either (a) by the Board of Managers of the Company, including the specific approval of a majority of the managers who are not Interested Persons of the Company or of the Distributor, cast in person at a meeting called for the purpose of voting on such approval; or (b) by the vote of the holders of a majority of the outstanding Interests of the Company.

         12. Termination. This Agreement may be terminated at any time without the payment of any penalty by the vote of a majority of the members of the Board of Managers of the Company who are not


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Interested Persons of the Company or by the Distributor, upon not more than 60 days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         13. Amendments to Agreement. No material amendment to this Agreement shall be effective until approved by the Distributor and by the vote of a majority of the Board of Managers of the Company who are not Interested Persons of the Distributor.

         14. Notices. Any notices under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notice.

         IN WITNESS WHEREOF, the Company and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       MOUNT YALE OPPORTUNITY FUND, LLC


                                       By
                                         ---------------------------------------

                                         Its
                                             -----------------------------------


                                       ALPHA BROKERAGE PARTNERS, LLC


                                       By
                                         ---------------------------------------

                                         Its
                                             -----------------------------------




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